As filed with the Securities and Exchange Commission on April 22, 2015

Registration No. 333-121344

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

METLIFE, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-4075851
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Park Avenue

New York, New York 10166-0188

(Address of Principal Executive Offices) (Zip Code)

MetLife, Inc. 2005 Stock and Incentive Compensation Plan

and

MetLife, Inc. 2005 Non-Management Director Stock Compensation Plan

(Full title of the plans)

Ricardo A. Anzaldua, Esq.

Executive Vice President and General Counsel

MetLife, Inc.

200 Park Avenue

New York, New York 10166-0188

(212) 578-2211

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Explanatory Statement

MetLife, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to its Registration Statement on Form S-8 (File No. 333-121344) filed with the Securities and Exchange Commission on December 16, 2004 (the “2004 S-8”) to deregister the 19,666,167 shares of MetLife, Inc. common stock (“Shares”) registered under the 2004 S-8 for the MetLife, Inc. 2005 Stock and Incentive Compensation Plan and MetLife, Inc. 2005 Non-Management Director Stock Compensation Plan (the “Plans”) that were not covered by awards under the Plans as of December 31, 2014 (the “Uncovered Shares”). The Uncovered Shares were transferred to new Registration Statements on Form S-8 that were each filed on August 14, 2014. The Uncovered Shares are hereby deregistered from the 2004 S-8.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 22nd day of April, 2015.

METLIFE, INC.

By:	/s/ Ricardo A. Anzaldua
	Name:	Ricardo A. Anzaldua
	Title:	Executive Vice President and General Counsel

SIGNATURES FOR POST-EFFECTIVE AMENDMENT TO REGISTRATION STATEMENT

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the date indicated.

NAME	TITLE	DATE

*	Director	April 22, 2015
Cheryl W. Grisé

*	Director	April 22, 2015
Carlos M. Gutierrez

*	Director	April 22, 2015
R. Glenn Hubbard

*	Director	April 22, 2015
John M. Keane

*	Director	April 22, 2015
Alfred F. Kelly, Jr.

*	Director	April 22, 2015
Edward J. Kelly, III

*	Director	April 22, 2015
William E. Kennard

*	Director	April 22, 2015
James M. Kilts

*	Director	April 22, 2015
Catherine R. Kinney

*	Director	April 22, 2015
Denise M. Morrison

NAME	TITLE	DATE

*	Director	April 22, 2015
Kenton J. Sicchitano

*	Director	April 22, 2015
Lulu C. Wang

/s/ Steven A. Kandarian Steven A. Kandarian	Chairman, President and Chief Executive Officer (Principal Executive Officer)	April 22, 2015

/s/ John C. R. Hele	Executive Vice President and	April 22, 2015
John C. R. Hele	Chief Financial Officer (Principal Financial Officer)

/s/ Peter M. Carlson	Executive Vice President	April 22, 2015
Peter M. Carlson	and Chief Accounting Officer (Principal Accounting Officer)

* Pursuant to Power of Attorney:

/s/ Ricardo A. Anzaldua	Executive Vice President	April 22, 2015
Ricardo A. Anzaldua	and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

24.1	Powers of Attorney